                                                                      Exhibit 12

                         R.R. Donnelley & Sons Company

                      Ration of Earnings to Fixed Charges

                         (In thousands except ratios)         Nine Months Ending
                                                                  30-Sep-00
                                                              ------------------
Earnings available for fixed charges:
    Earnings (loss) before income taxes                       $          317,641
    Less: Equity earnings of minority-owned companies                      2,206
    Add: Dividends received from investees under the
    equity method                                                            564
    Add: Minority interest expense in majority-owned
    subsidiaries                                                             181
    Add: Fixed charges before capitalized interest                        82,881
    Add: Amortization of capitalized interest                              5,890
                                                              ------------------

              Total earnings available for fixed charges      $          409,363
                                                              ==================

Fixed charges:
    Interest expense                                                      69,912
    Interest portion of rental expense                                    12,549
    Amortization of discount related to indebtedness                         420
                                                              ------------------

    Total fixed charges before capitalized interest                       82,881
    Capitalized interest                                                   4,500
                                                              ------------------

              Total fixed charges                             $           87,381
                                                              ==================

    Ratio of earnings to fixed charges                                      4.68
                                                              ==================